Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-85770, 333-39529, 333-13361, 333-87695, 333-87697, 333-46908 and 333-69068) of CPAC, Inc. and in the Registration Statements on Amendment No. 1 to Forms S-8 (File Nos. 333-13365 and 333-67819) of CPAC, Inc. of our report dated May 28, 2002, relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York

June 25, 2002

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